UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ACREAGE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

ACREAGE HOLDINGS, INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general meeting (the “Meeting”) of the holders (the “Subordinate Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) and Class E subordinate voting shares (the “Fixed Shares” and together with the Floating Shares, the “Subordinate Voting Shares”), the holders (“MVS Shareholders”, and together with the Subordinate Shareholders, the “Shareholders”) of Class F multiple voting shares (the “Fixed Multiple Shares”, and collectively with the Subordinate Voting Shares the “Shares”) of Acreage Holdings, Inc. (the “Corporation”) will be held on May 27, 2021 at 12:00 p.m. (EDT) for the following purposes:

1.	to receive the audited financial statements of the Corporation for the year ended December 31, 2020, together with the auditors’ report thereon;

2.	to set the number of directors of the Corporation at eight;

3.	to elect the directors of the Corporation for the ensuing year;

4.	to appoint Marcum LLP as the auditors of the Corporation for the ensuing year per the Audit Committee’s recommendation, and authorize the directors to fix the remuneration of the auditors; and

5.	to transact such other business as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

Information relating to the matters to be brought before the Meeting is set forth in the proxy statement (the “Proxy Statement”) which accompanies this Notice.

The Board of Directors of the Corporation has fixed Thursday, April 1, 2021 as the record date for the Meeting. Shareholders of record at the close of business on this date are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof on the basis of: (i) one (1) vote for each Subordinate Voting Share held; and (ii) four thousand three hundred (4,300) votes for each Fixed Multiple Share held.

Meeting Format

The Corporation is holding the Meeting this year as a completely virtual Meeting, which will be conducted via teleconference. Shareholders will not be able to attend the Meeting in person.

Out of an abundance of caution, to address potential issues arising from the unprecedented public health impact of the novel coronavirus (“COVID-19”), and to limit and mitigate risks to the health and safety of our communities, Shareholders, employees, directors and other stakeholders, we will be holding the Meeting in a virtual only format this year. Shareholders will not need to, or be able to, physically attend the Meeting.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at web.lumiagm.com/266205329. Beneficial Shareholders (being Shareholders who hold their Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

Registered Shareholders may attend the Meeting virtually or may be represented by proxy. If you are a registered Shareholder and are unable to attend the Meeting, please exercise your right to vote by completing, signing, dating and returning the applicable accompanying form of proxy to Odyssey Trust Company (“Odyssey” or the “Transfer Agent”). To be valid, completed proxy forms must be signed, dated and deposited with Odyssey using one of the following methods:

By Mail or Hand Delivery:	Odyssey Trust Company Attn: Proxy Department 350 – 409 Granville Street, Vancouver BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin

Proxies must be deposited with Odyssey not later than 12:00 p.m. (EDT) on May 25, 2021, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

As a Shareholder of the Corporation, it is very important that you read the Proxy Statement and other Meeting materials carefully. They contain important information with respect to voting your Shares and attending and participating at the Meeting.

If a Shareholder receives more than one form of proxy because such holder owns Shares of different classes and/or registered in different names or addresses, each form of proxy should be completed and returned.

If you are a registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy or voting instruction form in accordance with the instructions provided to you by your broker or by the other intermediary.

NOTICE-AND-ACCESS

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) and by the Canadian Securities Administrators under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, we may furnish our proxy statement and annual report to Shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.

Shareholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to Shareholders. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Websites Where Proxy Materials Are Posted:

Proxy materials can be viewed online under the Corporation’s profile on the SEC’s website at www.sec.gov or at https://odysseytrust.com/client/acreage-holdings-inc/, the website for the proxy materials maintained by Odyssey. The proxy materials will remain posted on Odyssey’s website at least until the date that is one year after the date the proxy materials were posted. The proxy materials will also be available under the Corporation’s profile at www.sedar.com.

How to Obtain Paper Copies of the Proxy Materials

Shareholders may request paper copies of the proxy materials be sent to them by postal delivery at no cost to them.  Requests may be made up to one year from the date the proxy materials are posted on Odyssey’s website.  In order to receive a paper copy of the proxy materials, or if you have questions concerning notice-and-access, please call Odyssey, toll free at 1-833-394-7716 (North America) or 1-833-361-5163 (outside North America). Any requests for material received before the meeting date should be fulfilled within 3 business days.

The Proxy Statement provides additional detailed information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this Notice.  Additional information about the Corporation and its consolidated financial statements are also available under the Corporation’s profile on the SEC’s website at www.sec.gov.

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DATED at New York, New York this 16th day of April, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
Kevin P. Murphy
Chairman

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 27, 2021.

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ACREAGE HOLDINGS, INC.

CSE: ACRG.A.U and ACRG.B.U

OTCQX: ACRHF and ACRDF

FSE: 0VZ1 and 0VZ2

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 27, 2021

PURPOSES OF SOLICITATION

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ACREAGE HOLDINGS, INC. (the “Corporation”) of proxies to be used at the annual general meeting (the “Meeting”) of the holders (the “Subordinate Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) and Class E subordinate voting shares (the “Fixed Shares”, and together with the Floating Shares, the “Subordinate Voting Shares”), the holders (the “MVS Shareholders”, and together with the Subordinate Shareholders, the “Shareholders”) of Class F multiple voting shares (the “Fixed Multiple Shares”, and collectively with the Subordinate Voting Shares, the “Shares”) of the Corporation to be held on Thursday, May 27, 2021 at 12:00 p.m. (EDT), and at any adjournment or postponement thereof, for the purposes set out in the enclosed notice of meeting (the “Notice of Meeting”).  This Proxy Statement is being made available on or about April 16, 2021 to Shareholders entitled to vote at the Meeting.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other proxy solicitation services. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with brokerage houses and clearing agencies, custodians, nominees, fiduciaries or other intermediaries to send the Notice of Meeting, this proxy statement (the “Proxy Statement”), the form of proxy for the meeting, the annual financial statements of the Corporation for the financial year ended December 31, 2020 and related management’s discussion and analysis, where applicable, and other meeting materials to the beneficial owners of the Shares held of record by such parties. The Corporation may reimburse such parties for reasonable fees and disbursements incurred by them in doing so. The costs of the solicitation of proxies will be borne by the Corporation.  The Corporation may also retain, and pay a fee to, one or more professional proxy solicitation firms to solicit proxies from the Shareholders in favor of the matters set forth in the Notice of Meeting.

Meeting Format

The Corporation is holding the Meeting this year as a completely virtual Meeting, which will be conducted via teleconference. Shareholders will not be able to attend the Meeting in person.

Out of an abundance of caution, to address potential issues arising from the unprecedented public health impact of the novel coronavirus (“COVID-19”), and to limit and mitigate risks to the health and safety of our communities, Shareholders, employees, directors and other stakeholders, we will be holding the Meeting in a virtual only format this year. Shareholders will not need to, or be able to, physically attend the Meeting.

The Corporation is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. Shareholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Shareholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/266205329 and select “Join as a Guest” when prompted.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at web.lumiagm.com/266205329. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting:

Registered Shareholders: The control number located on the form of proxy is the Username. The Password to the Meeting is “Acreage2021” (case sensitive). If as a registered Shareholder you are using your control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, as the case may be, you will (need to attend the meeting as a guest) (not be able to participate at the Meeting online.)

Duly appointed proxyholders: Odyssey Trust Company (“Odyssey” or the “Transfer Agent”) will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “Acreage2021” (case sensitive). Only registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will be able to attend the meeting as a guest but not be able to participate or vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “Appointment of a Third Party as Proxy”.

Appointment of a Third Party as Proxy

The following applies to Shareholders who wish to appoint a person (a “third party proxyholder”) other than the management nominees set forth in the form of proxy or voting instruction form as proxyholder, including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint a third party proxyholder to attend, participate or vote online at the Meeting as their proxy and vote their Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to attend, participate or vote at the Meeting.

• Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such person's name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details.

• Step 2: Register your proxyholder: To register a proxyholder, Shareholders MUST send an email to Acreage@odysseytrust.com by 12:00 p.m. (EDT) on May 25, 2021 and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the Shares are registered if they are a Registered Shareholder, or name of broker where the shares are held if a Non-Registered Shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting.

If you are a Non-Registered Shareholder and wish to attend, participate or vote online at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

Legal Proxy – U.S. Non-Registered Shareholders

If you are a Non-Registered Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described herein, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey. Requests for registration from Non-Registered Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to Acreage@odysseytrust.com and received by 10:00 a.m. (EDT) on May 17, 2021.

NOTICE-AND-ACCESS

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we may furnish our proxy statement and annual report to Shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.

Shareholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to Shareholders. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Registered holders of Shares (“Registered Shareholders”) will receive a form of proxy and beneficial owners of Shares (“Non-Registered Holders”) will receive a voting instruction form, in each case enabling them to vote at the Meeting.  However, instead of a paper copy of the proxy materials, Shareholders will receive only a notice with information on the date, location and purpose of the Meeting, as well as information on how they may access such materials electronically. Shareholders are reminded to view the proxy materials prior to voting.  Materials can be viewed online under the Corporation’s profile on the SEC’s website at www.sec.gov or at https://odysseytrust.com/client/acreage-holdings-inc/. The proxy materials will remain posted on Odyssey’s website at least until the date that is one year after the date the proxy materials were posted.  The proxy materials will also be available under the Corporation’s profile at www.sedar.com.

Shareholders may request paper copies of the proxy materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the proxy materials are posted on Odyssey’s website. In order to receive a paper copy of the proxy materials or if you have questions concerning Notice-and-Access, please call Odyssey toll free at 1-833-394-7716 (North America) or 1-833-361-5163 (outside North America). Any requests for material received before the meeting date should be fulfilled within three business days.

Quorum

The quorum for any meeting of Shareholders will be two persons present in person, virtually or represented by proxy who are, or who represent by proxy, Shareholders entitled to vote thereat who hold, in the aggregate, 25% of the votes attached to the issued and outstanding Shares entitled to vote at such meeting. In the event that a quorum is not present at the time fixed for holding the Meeting, the Meeting shall stand adjourned to such date and to the same day in the next week at the same time and place.

APPOINTMENT AND REVOCATION OF PROXIES

A Registered Shareholder may vote online at the virtual Meeting or may appoint another person to represent such Registered Shareholder as proxy and to vote the Shares of such Registered Shareholder at the Meeting.  In order to appoint another person as proxy, a Registered Shareholder must complete, execute and deliver the form(s) of proxy accompanying this Proxy Statement, or another proper form of proxy, in the manner specified in the Notice of Meeting and must follow the directors described above.

The purpose of a form of proxy is to designate persons who will vote on the Shareholder’s behalf in accordance with the instructions given by the Shareholder in the form of proxy.  The persons named in the enclosed form(s) of proxy are officers or directors of the Corporation.  A REGISTERED SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT HIM, HER OR IT AT THE MEETING MAY DO SO BY FILLING IN THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM(S) OF PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY.  A Registered Shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must, in all cases, deposit the completed form of proxy with Odyssey not later than 12:00 p.m. (EDT) on May 25, 2021 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting at which the applicable form(s) of proxy is to be used.  A form of proxy should be executed by the Registered Shareholder or his or her attorney duly authorized in writing or, if the Registered Shareholder is a corporation, by an officer or attorney thereof duly authorized.

Proxies may be deposited with Odyssey, using one of the following methods:

By Mail or Hand Delivery:	Odyssey Trust Company Attn: Proxy Department 350 – 409 Granville Street, Vancouver BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin

Proxies must be deposited with Odyssey not later than 12:00 p.m. (EDT) on May 25, 2021, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

A Registered Shareholder virtually attending the Meeting has the right to vote at the Meeting by completing a ballot online during the Meeting and, if he, she or it does so, his, her or its form of proxy is nullified with respect to the matters such person votes upon at the Meeting and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.

A Registered Shareholder who has given a form of proxy may revoke the form of proxy at any time prior to using it: (a) by depositing an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his, her or its attorney authorized in writing or by electronic signature or, if the Registered Shareholder is a corporation, by an authorized officer or attorney thereof at, or by transmitting by facsimile or electronic means, a revocation signed, subject to the Business Corporations Act (British Columbia), by electronic signature, to: (i) the principal executive offices of the Corporation, located at 450 Lexington Avenue, #3308, New York, New York, 10163 at any time prior to 10:00 a.m. (EDT) on the last business day preceding the day of the Meeting or any adjournment thereof; (ii) with the Chair of the Meeting on the day of the Meeting or any adjournment thereof; or (iii) in any other manner permitted by law.

ADVICE TO NON-REGISTERED SHAREHOLDERS

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of Shareholders do not hold Shares in their own name.  Only Registered Shareholders or the persons they appoint as their proxies are permitted to attend virtually and vote at the Meeting and only forms of proxy deposited by Registered Shareholders will be recognized and acted upon at the Meeting.  Shares beneficially owned by a Non-Registered Holder are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc. in Canada or Cede & Co. in the United States) (each a “Clearing Agency”) of which the Intermediary is a participant.  Accordingly, such Intermediaries and Clearing Agencies would be the Registered Shareholders and would appear as such on the list maintained by Odyssey Trust Company (the “Transfer Agent”).  Non-Registered Holders do not appear on the list of the Registered Shareholders maintained by the Transfer Agent.

Distribution of Proxy Materials to Non-Registered Holders

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the proxy materials to the Clearing Agencies and Intermediaries for onward distribution to Non-Registered Holders as well as directly to NOBOs (as defined below).

Non-Registered Holders fall into two categories - those who object to their identity being known to the issuers of the securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities which they own (“NOBOs”).  Subject to the provisions of NI 54-101, issuers may request and obtain a list of their NOBOs from Intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials to such NOBOs.  If you are a NOBO and the Corporation or its agent has sent the proxy materials directly to you, your name, address and information about your holdings of Shares have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding the Shares on your behalf.

The Corporation’s OBOs can expect to be contacted by their Intermediary.

Voting by Non-Registered Holders

The Shares held by Non-Registered Holders can only be voted or withheld from voting at the direction of the Non-Registered Holder.  Without specific instructions, Intermediaries or Clearing Agencies are prohibited from voting Shares on behalf of Non-Registered Holders.  Therefore, each Non-Registered Holder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

The various Intermediaries have their own mailing procedures and provide their own return instructions to Non-Registered Holders, which should be carefully followed by Non-Registered Holders in order to ensure that their Shares are voted at the Meeting.

Non-Registered Holders will receive either a voting instruction form or, less frequently, a form of proxy.  The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Shares they beneficially own.  Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

A.	Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the proxy materials, a voting instruction form (a “VIF”). If the Non-Registered Holder does not wish to attend and vote online at the virtual Meeting (or have another person attend virtually and vote online on the Non-Registered Holder’s behalf), the VIF must be completed, signed and returned in accordance with the directions on the form.

OR

B.	Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the proxy materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. If the Non-Registered Holder does not wish to attend virtually and vote online at the Meeting (or have another person attend virtually and vote online on the Non-Registered Holder’s behalf), the Non-Registered Holder must complete and sign the form of proxy and in accordance with the directions on the form.

Voting by Non-Registered Holders at the Meeting

Although a Non-Registered Holder may not be recognized directly at the virtual Meeting for the purposes of voting Shares registered in the name of an Intermediary or a Clearing Agency, a Non-Registered Holder may attend the Meeting as proxyholder for the Registered Shareholder who holds Shares beneficially owned by such Non-Registered Holder and vote such Shares as a proxyholder.  A Non-Registered Holder who wishes to attend the Meeting and to vote their Shares as proxyholder for the Registered Shareholder who holds Shares beneficially owned by such Non-Registered Holder, should: (a) if they received a VIF, follow the directions indicated on the VIF; or (b) if they received a form of proxy strike out the names of the persons named in the form of proxy and insert the Non-Registered Holder’s or its nominees name in the blank space provided.  Non-Registered Holders should carefully follow the instructions of their Intermediaries, including those instructions regarding when and where the VIF or the form of proxy is to be delivered.

Non-Registered Holders who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

All references to Shareholders in the proxy materials are to Registered Shareholders as set forth on the list of registered Shareholders as maintained by the Transfer Agent, unless specifically stated otherwise.

Acreage Holdings, Inc.

Office of the Corporate Secretary

450 Lexington Avenue, #3308

New York, New York, 10163

corporatesecretary@acreageholdings.com

Please include the following information with your inquiry:

•	Your name and complete mailing address;
•	Your email address; and
•	Proof that you own the Corporation’s Shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

VOTING OF PROXIES

More than one of the following forms of proxy accompany this Proxy Statement for use at the Meeting by Shareholders:

•	holders of Subordinate Voting Shares should complete and return the form of proxy printed on blue paper;
•	holders of Fixed Multiple Shares should complete and return the form of proxy printed on green paper; and
•	Shareholders who hold Subordinate Voting Shares and Fixed Multiple Shares should complete and return ALL APPLICABLE forms of proxy,

all in accordance with the instructions set out in the Notice of Meeting, notice-and-access notification and this Proxy Statement and the accompanying form(s) of proxy.

The holders of Subordinate Voting Shares will be entitled to one (1) vote in respect of each Subordinate Voting Share held and the holders of Fixed Multiple Shares will be entitled to four thousand three hundred (4,300) votes in respect of each Fixed Multiple Share held. In connection with the Amended Arrangement, certain holders of our previous Class A subordinate voting Shares, Class B proportionate voting shares and Class C multiple voting shares were delivered letters of transmittal to convert their shares into our current Fixed Shares, Floating Shares and Fixed Multiple Shares. Holders who have not yet returned completed letters of transmittal will receive a proxy card for shares they will receive upon delivering a completed letter of transmittal.

All Shares represented at the Meeting by properly executed proxies will be voted on any matter that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the accompanying form of proxy, the Shares represented by the proxy will be voted in accordance with such instructions. In the absence of any such instruction, the persons whose names appear on the printed form(s) of proxy will vote in favor of all the matters set out thereon.

The enclosed form(s) of proxy confers discretionary authority upon the persons named therein. If any other business or amendments or variations to matters identified in the Notice of Meeting properly comes before the Meeting, then discretionary authority is conferred upon the person appointed in the proxy to vote in the manner they see fit, in accordance with their best judgment.

At the time of the printing of this Proxy Statement, the management of the Corporation knew of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

To the knowledge of the directors and executive officers of the Corporation, no director or executive officer of the Corporation, any proposed nominee for election as director of the Corporation, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors.

STRUCTURE OF THE CORPORATION

The Corporation’s principal operating subsidiary is High Street Capital Partners, LLC (“HSCP”), in which the Corporation acquired its interest pursuant to a reverse takeover business combination transaction (the “RTO”) completed on November 14, 2018 pursuant to a Business Combination Agreement (the “Definitive Agreement”) between Applied Inventions Management Corp. (the name of the Corporation prior to completion of the RTO), HSCP, Acreage Finco B.C. Ltd., HSCP Merger Corp., Acreage Holdings America, Inc. (“USCo”) and Acreage Holdings WC, Inc. (“USCo2”) dated September 21, 2018. HSCP is a Delaware limited liability corporation, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns.

Membership equity interests in HSCP are represented by units (“Units”). Pursuant to the Definitive Agreement: (i) holders of Units prior to completion of the RTO contributed their Units to USCo2 in exchange for voting common shares of USCo2; (ii) other holders of Units, apart from Kevin Murphy, our former CEO and certain executive employees and profit interest holders, contributed their Units to USCo in exchange for voting common shares of USCo. Such holders of Units residing outside the U.S. received Class A Common Shares of USCo, and such holders residing in the U.S. received Class B Common Shares of USCo; and (iii) Mr. Murphy contributed a portion of his Units to USCo in exchange for Class C voting common shares of USCo, and otherwise continued to hold his remaining Units.

On November 14, 2018, HSCP completed the RTO of the Corporation on the following basis. Holders of USCo common shares contributed their USCo common shares to the Corporation in exchange for Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “Proportionate Voting Shares”) and, together with a subscription for cash by Mr. Murphy, Class C multiple voting shares (the “Multiple Voting Shares”). Holders of Class A common shares of USCo (non-U.S. Holders) received SVS, holders of Class B common shares of USCo (U.S. Holders) received Proportionate Voting Shares, and Mr. Murphy received Multiple Voting Shares.

Holders of Class B Non-Voting Common Shares of USCo2 have the right to cause USCo2 to redeem their Class B Non-Voting Common Shares. If a holder of Class B Non-Voting Common Shares exercises its redemption right, USCo2 will repurchase for cancellation each such Class B Non-Voting Common Share submitted for redemption or exchange in consideration for either one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such Class B Non-Voting Common Shares, as determined by USCo2; provided that USCo2 may assign to the Corporation its rights and obligations to effect a redemption or exchange directly with the redeeming holder.

Upon completion of the RTO, the Corporation became the owner of all the issued and outstanding shares of USCo and USCo2, and thereby obtained a 71% equity interest in HSCP. Mr. Murphy, certain executive employees of the Corporation and profits interest holders retained Units amounting to a 27% equity interest. Such Units carry redemption and exchange rights allowing, subject to contractual restrictions, the holder thereof to exchange their Units for newly-issued Shares. As of the date hereof, USCo has an approximately 82% equity interest in HSCP and Mr. Murphy, certain executive employees of the Corporation and other investors retain Units amounting to an approximately 18% equity interest.

The Corporation’s structure following completion of the RTO is commonly referred to as an “Up-C” structure. The Up-C structure allows the holders of Units to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass-through” entity, for U.S. income tax purposes. One of these benefits is that future taxable income of HSCP that is allocated to holders of Units will be taxed in the United States on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. Additionally, because holders of Units may redeem their Units for Subordinate Voting Shares or, at the Corporation’s option, for cash, the Up-C structure also provides the holders of Units with potential liquidity that holders of non-publicly-traded limited liability companies are not typically afforded.

Arrangement with Canopy Growth Corporation

On June 24, 2020, the Corporation entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy Growth”) which set out, among other things, the terms and conditions upon which the Corporation and Canopy Growth were proposing to enter into an amending agreement (the “Amending Agreement”) which, among other things, provided for certain amendments to the arrangement agreement entered into with Canopy Growth dated April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement” and, as amended by the Amending Agreement on September 23, 2020, the “Arrangement Agreement”) and the amendment and restatement of the plan of arrangement implemented by us on June 24, 2019 (the “Amended Plan of Arrangement”) to implement the arrangement contemplated in the Arrangement Agreement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the Amending Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) the Corporation’s Shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by the Corporation’s Shareholders at its special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, the Corporation entered into the Amending Agreement with Canopy Growth and implemented the Amended Plan of Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, among other things, Canopy Growth made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to the Corporation’s Shareholders and certain holders of securities convertible or exchangeable into the Corporation’s shares. Holders of the Corporation’s then outstanding SVS, Proportionate Voting Shares, Multiple Voting Shares, and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding shares and certain holders of securities convertible or exchangeable into the Corporation’s shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment. The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Plan of Arrangement, the Corporation’s articles were amended to, among other things, create three new classes of shares in our authorized share structure, being Fixed Shares, Floating Shares and the Fixed Multiple Shares and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each then outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each then outstanding Proportionate Voting Share was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each then outstanding Multiple Voting Share was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy Growth), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy Growth, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy Growth (each, a “Canopy Growth Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy Growth may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy Growth’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41 (the “Floating Cash Consideration”). If paid in Canopy Growth Shares, each Floating Share will be exchanged for a number of Canopy Growth Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the Canadian Securities Exchange (the “CSE”) (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Growth Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Growth Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Time. No fractional Canopy Growth Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised, and Canopy Growth acquires the Floating Shares at the Acquisition Time, the Corporation will be a wholly-owned subsidiary of  Canopy Growth. If Canopy Growth completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding. In such event, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Time and continue until Canopy Growth the date (the “End Date”) Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares. These include, among other things, rights to nominate a majority of Acreage’s Board of Directors (the “Board”) following the Acquisition Time, and restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board fixed Thursday, April 1, 2021 as the record date for the Meeting. Shareholders at the close of business on this date are entitled to receive notice of the Meeting and to vote thereat or at any adjournments or postponements thereof.

The authorized share structure of the Corporation consists of an unlimited number of Fixed Shares, an unlimited number of Floating Shares and 117,600 Fixed Multiple Shares. As of April 1, 2021, the Corporation had: (i) 72,517,722 Fixed Shares outstanding and 31,648,433 Floating Shares outstanding for a total of 104,166,155 Subordinate Voting Shares, each of which carries the right to one (1) vote in respect of each of the matters properly coming before the Meeting; and (ii) 117,600 Fixed Multiple Shares outstanding, each of which carries the right to four thousand three hundred (4,300) votes in respect of each of the matters properly coming before the Meeting.

Each Fixed Multiple Share outstanding immediately prior to the Acquisition Time shall be exchanged for one Fixed Share.

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Corporation received the requisite prior majority approval of shareholders of the Applied Inventions Management Corp. (the name of the Corporation prior to completion of the RTO), at the annual general and special meeting of shareholders held on November 6, 2018. As of April 1, 2021, the Subordinate Voting Shares represent approximately 17% of the voting rights attached to outstanding securities of the Corporation and the Fixed Multiple Shares represent approximately 83% of the voting rights attached to outstanding securities of the Corporation.

The Corporation, Odyssey Trust Company as trustee for the benefit of the holders of Subordinate Voting Shares (in such capacity, the “Trustee”), Mr. Murphy and Murphy Capital, LLC (together, the MVS Shareholders) entered into a coattail agreement dated November 14, 2018, as amended and restated on September 23, 2020 (the “Coattail Agreement”) under which the MVS Shareholders, as the only holders of Fixed Multiple Shares, and holders of Units, are prohibited from selling, directly or indirectly, any Fixed Multiple Shares or Units pursuant to a takeover bid, if applicable securities legislation would have required the same offer to be made to the Subordinate Shareholders had the sale been a sale of Subordinate Voting Shares rather than Fixed Multiple Shares or Units. The prohibition does not apply if a concurrent offer is made to purchase Subordinate Voting Shares if: (i) the price per Subordinate Voting Share under such concurrent offer is at least as high as the price to be paid for the Fixed Multiple Shares or Units, assuming their conversion to Subordinate Voting Shares; (ii) the percentage of Subordinate Voting Shares to be taken up under such concurrent offer is at least as high as the percentage of Fixed Multiple Shares or Units to be sold; (iii) such concurrent offer is unconditional, other than the right not to take up and pay for any Subordinate Voting Shares tendered if no Fixed Multiple Shares or Units are purchased; and (iv) such concurrent offer is in all other material respects identical to the offer for Fixed Multiple Shares or Units. The Coattail Agreement does not apply to prevent the sale or transfer of Units to Mr. Murphy and members of his immediate family, or a person or company controlled by Mr. Murphy or a member of his immediate family. If Subordinate Shareholders representing not less than 10% of the then outstanding Subordinate Voting Shares determine that the MVS Shareholders or the Corporation have breached or intend to breach any provision of the Coattail Agreement, they may by written requisition require the Trustee to take such action as is specified in the requisition in connection with the breach or intended breach, and the Trustee is to forthwith take such action or any other action it considers necessary to enforce its rights under the Coattail Agreement on behalf of the Subordinate Shareholderss. The obligation of the Trustee to take such action on behalf of the Subordinate Shareholders is conditional upon the provision to the Trustee of such funds and indemnity as it may reasonably require in respect of any costs or expenses it may incur in connection with such action. Subordinate Shareholders may not institute any action or proceeding, or exercise any other remedy to enforce rights under the Coattail Agreement unless they have submitted such a requisition, and provided such funds and indemnity, to the Trustee, and the Trustee shall have failed to act within 30 days of receipt thereof.

The following table sets forth information with respect to the Acreage Holdings, Inc. Omnibus Plan (the “Omnibus Plan”) under which equity securities of the Company are authorized for issuance as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	13,589,797	$6.01	7,023,338
Equity compensation plans not approved by security holders	—	—	—
Total	13,589,797	$6.01	7,023,338

Subject to adjustment provisions as provided in the Omnibus Plan, the maximum number of Fixed Shares and Floating Shares that may be issued under the Omnibus Plan shall be equal to 15% of the number of issued and outstanding Fixed Shares and Floating Shares from time to time, on an as converted to Fixed Shares and Floating Shares basis. Such awards may be made in any form permitted under the Omnibus Plan, in any combinations approved by the Compensation and Corporate Governance Committee.

The following table sets forth information with respect to the beneficial ownership of our shares as of April 1, 2021 by: each current director and director nominee; each executive officer appearing in the Statement of Executive Compensation; all directors and executive officers as a group; and any person who is known to us to to beneficially own more than 5% of the outstanding shares based on our review of the reports regarding ownership filed with the SEC in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

Name of Beneficial Owner/Class of Stock(1)	Share Ownership and Percentage of Class(2)	Percentage of Aggregate Voting Power
Kevin P. Murphy		83.9%
Class D Subordinate Voting Shares(3)	2,013,084	5.7%

Class E Subordinate Voting Shares	4,173,165	5.4%

Class F Multiple Voting Shares	117,600	100%

Common Units of High Street Capital Partners, LLC	15,957,908	69.2%

John Boehner		*
Class D Subordinate Voting Shares(3)	207,132	*

Class E Subordinate Voting Shares	96,237	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	360,107	1.6%

Douglas Maine		*
Class D Subordinate Voting Shares(3)	223,281	*

Class E Subordinate Voting Shares	114,559	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Brian Mulroney		*
Class D Subordinate Voting Shares(3)	283,563	*

Class E Subordinate Voting Shares	274,577	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

William C. Van Faasen		*
Class D Subordinate Voting Shares(3)	281,536	*

Class E Subordinate Voting Shares	269,507	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Katie J. Bayne		*
Class D Subordinate Voting Shares	91,464	*

Class E Subordinate Voting Shares	16,448	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Patricia Lopez		*
Class D Subordinate Voting Shares	—	*

Class E Subordinate Voting Shares	—	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Peter Caldini		*
Class D Subordinate Voting Shares(3)	300,000	*

Class E Subordinate Voting Shares	455,556	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Robert Daino		*
Class D Subordinate Voting Shares(3)	680,724	1.9%

Class E Subordinate Voting Shares	1,076,281	1.4%

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Glen Leibowitz		*
Class D Subordinate Voting Shares(3)	822,608	2.3%

Class E Subordinate Voting Shares	823,996	1.1

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	216,064	—

All directors and executive officers as a group (10 people)		84.3%
Class D Subordinate Voting Shares(3)	4,780,259	13.6%

Class E Subordinate Voting Shares	7,404,444	9.6

Class F Multiple Voting Shares	117,600	100%

Common Units of High Street Capital Partners, LLC	16,528,388	71.7%

Notes:

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owners is 450 Lexington Avenue, #3308, New York, NY 10163.

(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws.

(3)	Includes 4,878 Class D Subordinate Voting Shares subject to acquisition by John Boehner, 4,878 Class D Subordinate Voting Shares subject to acquisition by Kevin P. Murphy, 4,878 Class D Subordinate Voting Shares subject to acquisition by Douglas Maine, 4,878 Class D Subordinate Voting Shares subject to acquisition by William C. Van Faasen, 4,878 Class D Subordinate Voting Shares subject to acquisition by Brian Mulroney, 219,513 Class D Subordinate Voting Shares subject to acquisition by Robert Daino, 469,513 Class D Subordinate Voting Shares subject to acquisition by Glen Leibowtiz, in each case, pursuant to the exercise of stock options held as of April 1, 2021 that were then vested or that will vest within 60 days thereafter.

BUSINESS TO BE TRANSACTED AT THE MEETING

The following chart describes the proposals to be considered at the meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

Matter	Voting Options	Required Vote	Impact of Abstentions or Broker Non-Votes
Number of Directors	For, Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect
Election of Directors	For, Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect
Appointment of Auditors	For, Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

1.        Financial Statements

The audited financial statements of the Corporation for the period ended December 31, 2020, together with the report of the auditors thereon, will be placed before the Meeting.

2.       Number of Directors

The number of directors of the Corporation is proposed to be set at eight. Mr. Peter Caldini and Ms. Patricia Lopez, current nominees for director as described below, are the director nominees that would fill the vacancy created by increasing the number of directors of the Corporation from six to eight.

3.       Election of Directors

The Board manages, or supervises the management, of the business and affairs of the Corporation. The members of the Board are elected annually, on an individual basis, at each annual general meeting of Shareholders.

At the Meeting, the number of directors proposed for election will be eight, as listed below, six of which are currently directors of the Corporation. We are also expanding the Board by a single member. Management has been informed that each of the proposed nominees listed below is willing to serve as a director if elected. The table below sets forth certain information regarding the nominees proposed for election as directors at the Meeting, their respective positions with the Corporation, principal occupations or employment during the last five years and the dates on which they became directors of the Corporation.

The Board recommends you vote “FOR” setting the number of directors at eight, and “FOR” each of its nominees for director. The enclosed form(s) of proxy allows the Shareholders to direct proxyholders to vote individually for each of the nominees as a director of the Corporation. Unless instructions are given to withhold from voting with regard to the election of directors, the persons whose names appear on the enclosed form(s) of proxy will vote in favor of setting the number of directors at eight, and the election of each of the eight nominees whose names are listed below. If the Shareholders do not approve setting the number of directors at eight, then the size of the Board will remain at six directors. Accordingly, Mr. Caldini and Ms. Lopez would not be elected as directors of the Corporation as there would not be any vacancies on the Board to fill.

Management of the Corporation does not foresee that any of the nominees listed below will be unable or, for any reason, unwilling to perform his or her duties as a director. In the event that the foregoing occurs for any reason, prior to the election, the persons indicated on the enclosed form(s) of proxy reserve the right to vote for another candidate of their choice unless otherwise instructed by the Shareholder in the form(s) of proxy to abstain from voting on the election of directors.

Each director elected at the Meeting will hold office until the next annual general meeting or until his or her successor is duly elected or appointed.

Name, Municipality of Residence and Title(1)	Principal Occupation for the Past Five Years(1)	Director of the Corporation Since
John Boehner(2) Director Marco Island, Florida, U.S.	Former Speaker of the U.S. House of Representatives	November 14, 2018
Kevin P. Murphy(2)) Director New York, New York, U.S.	Chairman of the Board and former Chief Executive Officer, Acreage Holdings, Inc. and High Street Capital Partners, LLC	November 14, 2018
Douglas Maine(3) Lead Independent Director Bedford Corners, New York, U.S.	Former Director of Albemarle Corporation, Orbital-ATK Corporation and BroadSoft Corporation	November 14, 2018
Brian Mulroney Director Montreal, Quebec, Canada	Senior Partner and Consultant, Norton Rose Fulbright	November 14, 2018
William C. Van Faasen(3) Director Boston, Massachusetts, U.S.	Chair Emeritus of Blue Cross Blue Shield of Massachusetts	November 14, 2018
Katie J. Bayne(3) Director Atlanta, Georgia, U.S.	Founder of Bayne Advisors	January 11, 2021
Patricia Lopez Proposed Director New York, New York, U.S.	Director of Domino’s Pizza and former Chief Executive Officer of High Ridge Brands	N/A
Peter Caldini Proposed Director Charlotte, North Carolina	Chief Executive Officer of Acreage Holdings, Inc. and former Regional President North American For Pfizer Consumer Healthcare	N/A

Notes:

(1)	The information as to municipality of residence and principal occupation has been furnished by the respective directors and officers of the Corporation individually.
(2)	Member of the Compensation and Corporate Governance Committee.
(3)	Member of the Audit Committee.

There are no contracts, arrangements or understandings between any nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which the nominee has been or is to be elected as a director.

The following are brief biographies of each of the nominees:

John A. Boehner, Director (age 71): John A. Boehner is a former Speaker of the U.S. House of Representatives. Mr. Boehner served in the U.S. House of Representatives from 1991 to October 2015 and served as Speaker of the U.S. House of Representatives from January 2011 to October 2015. Prior to entering public service, Speaker Boehner spent years running a small business representing manufacturers in the packaging and plastics industry. He championed a number of major reform projects as a Member of Congress. During his nearly five years as Speaker, Mr. Boehner developed a reputation for bringing Republicans and Democrats together in support of major policy initiatives. Mr. Boehner’s business experience and extensive service and leadership in the U.S. House of Representatives, and his insight into public policy, governmental relations and regulatory matters qualify him to serve on our Board.

Kevin P. Murphy, Director (age 59): Kevin P. Murphy is currently Chairman of the Board and has served in such capacity since November 2018. Mr. Murphy was previously the Chief Executive Officer of the Corporation until June 2020. Prior to serving in this role, Mr. Murphy served as Founder and Chief Executive Officer of High Street (which was founded in 2014). Prior to his role at High Street, Mr. Murphy was most recently a Founding Member and Managing Partner of Tandem Global Partners, a boutique investment firm focused on the emerging markets. Previously Mr. Murphy was Managing Partner at Stanfield Capital Partners, where he served as a member of the Operating and Management team that oversaw all aspects of Stanfield’s business, including risk management, sales and distribution, client services, legal, compliance and operations. Mr. Murphy also previously worked at Gleacher NatWest (Partner and Dir. of Marketing), Schroders (Sr. VP of Sales), Lazard Freres (VP) and Cantor Fitzgerald (VP). Mr. Murphy graduated with a B.A. from Holy Cross College. Mr. Murphy’s insight into our Corporation from his previous role as the Chief Executive Officer and his extensive knowledge of the cannabis industry and his experiences serving in leadership positions prior to joining the Corporation qualify him to serve on our Board.

The Right Honorable Brian Mulroney, Director (age 82): Brian Mulroney is a senior partner and international business consultant for Norton Rose Fulbright, an international law firm. Prior to joining Norton Rose Fulbright, Mr. Mulroney was the eighteenth Prime Minister of Canada from 1984 to 1993 and leader of the Progressive Conservative Party of Canada from 1983 to 1993. He served as the Executive Vice President of the Iron Ore Company of Canada and President beginning in 1977. Prior to that, Mr. Mulroney served on the Cliché Commission of Inquiry in 1974. Mr. Mulroney is the Chairman of Quebecor Inc. and serves as a director of the Blackstone Group L.P. and Wyndham Worldwide Corporation. Mr. Mulroney also serves as chairman of the International Advisory Board of Barrick Gold Corporation and is a member of the advisory group of Lion Capital LLP. Mr. Mulroney’s extensive public service as a Prime Minister of Canada, and his insight into public policy, governmental relations and regulatory matters, as well as his business experience at Iron Ore Company of Canada and his service as a director of Blackstone and Wyndham, qualify him to serve on our Board.

Douglas L. Maine, Director (age 72). Douglas L. Maine joined International Business Machines Corporation (“IBM”), an IT services and technology company, in 1998 as Chief Financial Officer following a 20-year career with MCI (now part of Verizon) where he was Chief Financial Officer from 1992-1998. He was named General Manager, General Manager, Consumer Products Industry in 2003 and retired from IBM in 2005. Mr. Maine previously served as a director of the following public companies: Orbital-ATK, Inc. from 2006-2017, BroadSoft, Inc. from 2006-2017, Rockwood Holdings, Inc. from 2005-2015 and Albemarle from 2015-2020. Mr. Maine’s executive business and financial management experience at MCI and IBM, as well as his experience as a director of multiple other public companies, qualify him to serve on our Board.

William C. Van Faasen, Director (age 72): William C. Van Faasen served as Interim Chief Executive Officer of the Corporation from June - December 2020. Prior to that role, Mr. Van Faasen was Chairman of Blue Cross Blue Shield of Massachusetts, a state licensed private health insurance company under the Blue Cross Blue Shield Association, from 2002 to 2007, interim President and Chief Executive Officer from March 2010 to September 2010 and Chair of the Board of Directors from September 2010 to March 2014 when he was named, and currently serves as, Chair Emeritus. Mr. Van Faasen joined Blue Cross in 1990 as Executive Vice President and Chief Operating Officer and served as President from 1992 to 2004 and Chief Executive Officer from 1992 to 2005. Mr. Van Faasen has served in operational, marketing, and health care capacities for over 20 years and has been engaged in numerous civic and community activities, including Chair of the Initiative for a New Economy, Chair of Greater Boston Chamber of Commerce and Chair of United Way Massachusetts Bay. Mr. Van Faasen currently serves as a board member of Eversource Energy and the lead director of Liberty Mutual Group. Previously, Mr. Van Faasen served on the boards of Boston Private Industry Council, the Boston Minuteman Council, Boy Scouts of America, the BCBSMA Foundation, BankBoston, Citizens Bank of Massachusetts, IMS Health, PolyMedica Corporation and Tier Technologies. Mr. Van Faasen’s service as chief executive and chief operating experience, and his service Chairman, at Blue Cross Blue Shield of Massachusetts, a private health insurance company in a highly regulated industry, qualify him to serve on our Board.

Katie J. Bayne, Director (age 54): Katie Bayne, is the Founder of Bayne Advisors, a strategic consulting and advising firm. Katie partners with client companies to solve complex challenges that impede progress. Ms. Bayne is also a Senior Advisor at Guggenheim Securities, working on opportunity identification and workforce development. Ms. Bayne also sits on the board of directors of the purpose-driven lifestyle brand, The Honest Company. A longtime marketing, strategy and general management leader at Coca-Cola, Katie worked in various roles of increasing responsibility, eventually becoming the Chief Marketing Officer, North America and then the President, North America Brands. Since 2003, she has served as an Independent Board Director on three public Fortune 500 companies, in the varied businesses of homebuilding and specialty retailing. Ms. Bayne has a BA and an MBA from Duke University and is a member of the Board of Visitors at Duke’s Fuqua School of Business. Ms. Bayne’s experience as Chief Marketing Officer, North America of Coca-Cola, as well as her experience as an advisor and director of multiple other public companies, qualify her to serve on our Board. Ms. Bayne was initially recommended to the Compensation and Corporate Governance Committee as a director candidate by a third party search firm.

Patricia Lopez, Director (age 59): Patricia Lopez is an accomplished executive with diverse experience in sizeable global marketing and regional general management roles in both developed and emerging markets. Ms. Lopez has served as a director of Domino’s Pizza since 2018. From 2017 until 2020, she served as the Chief Executive Officer of High Ridge Brands, a Clayton, Dubilier & Rice Company, where she managed a $350.0 million business. At Estee Lauder, she was responsible for leading the turnaround of the flagship brand with full P&L responsibility for the $1.0 billion Estee Lauder Products business in North America from 2015 to 2016. She previously served as the Chief Marketing Officer of Avon Products, a $10.0 billion global business, where she oversaw a 1,000-person team, comprising of marketing category leaders, product development/supply chain and finance from 2012 to 2015. Prior to Avon, she had a long and successful track record at Procter & Gamble, in both strategic marketing and innovation roles as well as regional P&L roles working in Russia, U.S. and Latin America. Ms. Lopez’s experience as Chief Marketing Officer of Avon Products as well as her experience as a director of another public company, qualify her to serve on our Board.

Filippo “Peter” Caldini, Chief Executive Officer and Director (age 56): Peter Caldini joined Acreage Holdings in December 2020 as Chief Executive Officer after serving for 18 months as the Chief Executive Officer and a director of Bespoke Capital Acquisition Corp., a cannabis-focused Special Purpose Acquisition Corporation. Mr. Caldini has over 30 years of experience building and restructuring multinational organizations around the world, with a strong emphasis in consumer healthcare and consumer packaged goods. Mr. Caldini developed extensive commercial management expertise in heavily regulated industries while at Pfizer Inc., Bayer AG and Wyeth, LLC. Mr. Caldini was the Regional President North America for Pfizer Consumer Healthcare from 2017 to 2019, where he drove brand acceleration, marketing strategy, trade execution, global e-commerce and more for the second largest OTC consumer healthcare company in the region with over U.S.$2.1 billion in net sales. Prior to that role he was the Regional President EMEA of Pfizer Consumer Healthcare from 2016 to 2017 and led the Northern European cluster from 2015 to 2016. Mr. Caldini was at Bayer from 2009 to 2014, with roles including the head of sub-region Emerging Markets EMEA, the General Manager of Bayer Consumer Care China and the head of the Nutritionals Strategic Business unit, the global leader in nutritional supplements with brands One-A-Day, Berocca, and Supradyn. From 2002 to 2009 Mr. Caldini was at Wyeth LLC where he was responsible for affiliates across LATAM and AsiaPac and also managed the Centrum brand globally. Mr. Caldini has a Masters of International Economics and Management from Bocconi University in Milan, Italy, an MBA from Northeastern University and a Bachelor of Arts in Political Science from Boston University. Mr. Caldini’s experience at Pfizer and Bespoke Capital qualify him to serve on our Board.

Majority Voting for Election of Directors

The Board has adopted a “majority voting” policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, at meetings of Shareholders at which directors are to be elected, Shareholders will vote in favor of, or withhold from voting for, each nominee separately. If, with respect to any particular nominee, the number of votes withheld exceeds the votes cast in favor of the nominee, then pursuant to the Majority Voting Policy the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law. An individual who is considered under the Majority Voting Policy not to have the support or confidence of the Shareholders is expected forthwith to submit his or her resignation from the Board. Upon receiving such resignation, the Compensation and Corporate Governance Committee will consider it and make a recommendation to the Board on whether or not to accept the resignation.

In reviewing the Compensation and Corporate Governance Committee’s recommendation, the Board shall consider the factors considered by the Compensation and Corporate Governance Committee and such additional factors as the Board considers relevant. The Board is expected to accept the recommendation of the Compensation and Corporate Governance Committee and to otherwise accept the resignation offer except in situations where exceptional circumstances would warrant the director continuing to serve on the Board. A director who has tendered a resignation pursuant to this policy will not participate in any deliberations of the Compensation and Corporate Governance Committee or the Board with respect to his or her resignation. The resignation will be effective when accepted by the Board. Within 90 days of receiving a director’s resignation, the Board will make a decision and issue a press release either announcing the resignation of the director or explaining why it has not been accepted. In determining whether or not to accept the resignation, the Board will take into account the factors considered by the Compensation and Corporate Governance Committee and any other factors the Board determines are relevant.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of the Corporation, no director or executive officer of the Corporation, or Shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

1.	is, as of the date of this Proxy Statement, or has been within the ten years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company, including the Corporation, that:

(a)	was subject to a cease trade order, a similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days; or,

(b)	was subject to a cease trade order, a similar order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or,

(c)	within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

2.	has, within the ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director.

Except as described below, to the knowledge of the Corporation, no director or executive officer of the Corporation, or Shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has been subject to:

1.	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or,

2.	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

On January 11, 2016, Mr. Murphy entered into an agreement to settle a matter in connection with a routine Financial Industry Regulatory Authority (“FINRA”) examination of a broker-dealer firm formerly owned, in part, by Mr. Murphy. FINRA alleged that Mr. Murphy failed to inform the firm’s compliance officer or receive pre-approval for the sale of his securities. Mr. Murphy agreed, without admitting or denying the findings and without adjudication of any issue of law or fact, to a 12 month suspension from acting as a broker and a contingent fine payable upon Mr. Murphy’s re-registration, notwithstanding that Mr. Murphy resigned his position with the broker dealer in January 2014. Mr. Murphy does not intend to re-register as broker now or in the future.

4.       Appointment of Auditors

At the Meeting, Shareholders will be requested to appoint Marcum LLP (“Marcum”)as auditor of the Corporation to hold office until the next annual general meeting of Shareholders or until a successor is appointed, and to authorize the Board to fix the auditor’s remuneration. In order for the resolution to be passed, approval by the majority of the votes attached to the Shares represented at the Meeting is required. Marcum was initially appointed as the auditor of the Corporation on October 3, 2019. A representative of Marcum is expected to be present at the Meeting virtually, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Prior to Marcum’s appointment and effective October 3, 2019, MNP LLP (“MNP”) resigned at the request of the Corporation. The Audit Committee made a recommendation to the Board for the change of auditor due to the Corporation’s desire to engage a different audit firm. Effective October 3, 2019, the Corporation retained Marcum, as its new audit firm to audit the Corporation’s consolidated financial statements as of and for the fiscal year ended December 31, 2019 and to reaudit the consolidated financial statements as of and for the fiscal year ended December 31, 2018, which had previously been audited by MNP from November 14, 2018 through October 3, 2019.

The Board recommends you vote “FOR” Proposal 4.

Absent contrary instructions, proxies given pursuant to this solicitation by the management of the Corporation will be voted “FOR” the appointment of Marcum as the auditors of the Corporation to hold office until the next annual general meeting of Shareholders or until a successor is appointed and the authorization of the directors to fix the remuneration of the auditors.

The following table sets forth, by category, the fees for all services rendered by the Corporation’s current auditor, Marcum, for the period commencing October 3, 2019 and ending December 31, 2020, all of which were approved by the Audit Committee.

	October 3 – December 31, 2019 (US$)		January 1-December 31 2020 (US$)
Audit Fees	$900,000		$636,367
Audit Related Fees	$200,745	(1)	$46,764
Tax Fees	-		-
All Other Fees			-

Notes:

(1)	Fees billed for services by Marcum for financial diligence for transactions.

The following table sets forth, by category, the fees for all services rendered by the Corporation’s former auditor, MNP LLP (“MNP”), for the period commencing November 14, 2018 and ending December 31, 2018 and for the period commencing January 1, 2019 and ending October 3, 2019, all of which were approved by the Audit Committee. MNP was appointed as auditor on November 14, 2018 upon completion of the RTO.

January 1 – October 3, 2019 (US$)
Audit Fees	$106,690
Audit Related Fees	$425,769
Tax Fees	-
All Other Fees	$92,370

Notes:

(2)	Fees billed for services by MNP in 2019 for preparation of a shelf prospectus, the management offering circular, consent fees and due diligence relating to transactions; in 2018, the fees billed were in connection with matters related to the RTO.

STATEMENT OF EXECUTIVE COMPENSATION

The purpose of this Statement of Executive Compensation is to describe and explain all significant elements of compensation awarded to, earned by, paid to, or payable to the Corporation’s “Named Executive Officers” for the Corporation’s fiscal year ended December 31, 2020.

The Corporation’s “Named Executive Officers” consist of the Chief Executive Officer and the two most highly compensated executive officers of the Corporation other than the Chief Executive Officer (each a “Named Executive Officer” and collectively, the “Named Executive Officers”). Since the Corporation had three different Chief Executive Offices during 2020, for the fiscal year ended December 31, 2020, the Corporation’s Named Executive Officers were: (i) Kevin Murphy, our Chief Executive Officer until June 25, 2020; (ii) William Van Faasen, our interim Chief Executive Officer from June 25, 2020 until December 21, 2020, (iii) Filippo (Peter) Caldini, our Chief Executive Officer effective December 21, 2020, (iv) Robert Daino, our Chief Operating Officer; and (v) Glen Leibowitz, our former Chief Financial Officer. As previously disclosed, Mr. Leibowitz’s employment terminated on April 2, 2021.

Compensation Components

The executive compensation program during the fiscal year ended December 31, 2020 consisted of two principal components: (i) base salaries and (ii) equity-based compensation. Mr. Daino and Mr. Leibowitz also received a cash bonus, as described below. We also provided our executives standard retirement benefits and certain other benefits described below.

Base Salaries

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to the Corporation’s success, the position and responsibilities of the Named Executive Officers and competitive industry pay practices for other high growth, premium brand companies of similarly sized companies in the industry. The amount of base salary that we paid to each of our Named Executive Officers for 2020 is shown below in the Summary Compensation Table.

Equity-Based Compensation

The long-term component of compensation for executive officers, including the Named Executive Officers, is based on Restricted Stock Units (“RSUs”) or other security-based compensation. This component of compensation is intended to reinforce management’s commitment to long term improvements in the Corporation’s performance.

The Board believes that incentive compensation in the form of stock option grants and other security-based compensation awards which vest over time is beneficial and necessary to attract and retain both senior executives and managerial talent at other levels. Furthermore, the Board believes stock option grants and other security-based compensation awards are an effective long-term incentive vehicle because they are directly tied to share price over a longer period, up to 10 years, and motivate executives to deliver sustained long term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals.

During 2020, we granted the following equity awards to our Named Executive Officers for their service as employees. Named Executive Officers who also served as directors during 2020 received additional equity awards for their service as a director, which are included in the Outstanding Equity Awards table and described below under the heading “Director Compensation.”

•	Awards to Mr. Caldini. When we hired Mr. Caldini to be our Chief Executive Officer, we entered into an offer letter with him (which is described below under the heading “Employment and Severance Agreements”) where we agreed to grant him specific equity awards. Specifically, we agreed to grant him (i) an initial equity award with a value of up to $1,200,000, consisting of $800,000 of RSUs and $400,000 of options, each subject to a three-year vesting schedule in one-third increments per year, (ii) a one-time additional equity award of $2,000,000, consisting of $1,000,000 of options and $1,000,000 of RSUs, each subject to performance-based vesting based on the achievement of certain financial performance targets in fiscal years 2021 and 2022, and (iii) an additional equity award of $500,000, consisting of 50% options and 50% RSUs, each subject to vesting upon the achievement of certain financial performance targets in fiscal year 2022. The total number of RSUs and options granted subject to the equity awards was determined by dividing the ascribed value for each award by the closing price the Company’s Common Stock on the grant date. For options in particular, the value of the equity awards specified in the offer letter may be different than the value of these awards when computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

•	Awards to Mr. Murphy and Mr. Van Faasen. We granted fully vested Class A Subordinate Voting Shares (which were converted into Fixed Shares and Floating Shares in connection with the Capital Organization) to Mr. Murphy and Mr. Van Faasen while each served as our Chief Executive Officer during 2020. Mr. Murphy’s awards were fully vested at the time of grant in lieu of any cash awards. Mr. Van Faasen was awarded fully vested shares each quarter during the duration of the search for the Company’s Chief Executive Officer.

•	Awards to Mr. Daino and Mr. Leibowitz. We granted Time-Vesting RSUs to Mr. Daino and Mr. Leibowitz on February 20, 2020, a small portion of which were vested at grant in lieu of a cash award and the remainder of which vest in three annual installments on the first three anniversaries of the grant date, contingent on the grantee’s continued employment on the relevant vesting date. We also granted each of Mr. Daino and Mr. Leibowitz options with respect to Floating Shares on December 31, 2020, which have an exercise price of $2.05, were immediately vested as of the grant date, and which expire on December 31, 2025. This award of options with respect to Floating Shares was granted for the extreme efforts exerted by Mr. Daino and Mr. Leibowitz during the fiscal year ended December 31, 2020.

We granted each of the awards described above under our Omnibus Plan, which we adopted on November 14, 2018 in connection with the RTO. The value of the vested shares, RSUs and stock options that we granted during 2020 appear in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table below.

Cash Bonus

The Corporation paid a cash bonus to each of Mr. Daino and Mr. Leibowitz for services provided in 2020 in the amount of $150,000 each.

Other Compensation and Retirement Plans

In addition to the benefits described above, we also provide our Named Executive Officers with a limited number of other benefits which disclosed and described in the Summary Compensation Table and related footnotes below. Our Named Executive Officers were also eligible to defer compensation into our tax-qualified 401(k) plan on the same basis as our other salaried employees. At this time, the Corporation does not make any matching or other company contributions to the 401(k) plan. We do not provide any other retirement plans or benefits to our Named Executive Officers other than the 401(k) plan.

Employment and Severance Agreements

We entered into an offer letter with Mr. Caldini (the “Caldini Offer Letter”) at the time we hired him to be our Chief Executive Officer. The Caldini Offer Letter provides that Mr. Caldini will be eligible to receive the following benefits while employed by the Corporation: (i) a base salary of $400,000 per year; (ii) an annual bonus, with a target equal to 100% of base salary, that may be earned based on achievement of financial performance goals set by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”); (iii) an additional annual bonus opportunity, up to 200% of base salary, based on “outperformance” of certain financial performance goals set by the Compensation Committee; (iv) participation in the Corporation’s Omnibus Equity Incentive Plan; and (v) participation in the Corporation’s other benefit plans generally available to the Corporation’s employees. In the event that we terminate Mr. Caldini’s employment without “cause” (as defined in the Caldini Offer Letter), then Mr. Caldini would be entitled to receive 12 months of base salary continuation and subsidized medical coverage as severance.

The Caldini Offer Letter also provides that Mr. Caldini was entitled to receive certain equity awards upon hire. Each of these awards are discussed above under the heading “Equity-Based Compensation” and included in the Summary Compensation Table and Outstanding Equity Awards table below.

We also entered into a separation agreement with Mr. Leibowitz whereby the vesting schedules of all of his outstanding equity awards were accelerated to April 2, 2021. As part of the separation agreement, Mr. Leibowitz was also retained as a consultant for an initial six-month period that shall renew for one additional six-month period unless otherwise terminated by Mr. Leibowitz. Mr. Leibowitz did not receive any other benefits in connection with his departure.

We have not entered into any other employment, severance, change in control, or similar agreements with any of our Named Executive Officers.

Restrictions on Hedging

The Corporation’s Insider Trading and Reporting Policy prohibits the Corporation’s officers (including the Named Executive Officers), directors and employees from buying or selling financial instruments that are designed to hedge or offset a decrease in market value of equity securities of the Corporation granted as compensation or held, directly or indirectly, by such individuals.

Summary Compensation Table

The following table sets out the compensation for the Corporation’s Named Executive Officers for the years ended December 31, 2020 and December 31, 2019:

				Stock	Option	Non-Equity	All Other	Total
	Fiscal	Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Compensation
Name and Principal Position	Year	(US$)	(US$)	(US$)(1)	(US$)	Compensation (US$)	(US$)(2)	(US$)
Filippo (Peter) Caldini	2020	$12,500	-	$2,050,001	$849,744	-	-	$2,912,245
Chief Executive Officer
William Van Faasen	2020	$182,765	-	$789,586	$18,927	-	-	$991,278
Interim Chief Executive Officer(3)
Kevin P. Murphy	2020	$187,500	-	$642,190	$18,927	-	$47,047	$895,663
Former Chief Executive Officer(4)	2019	$375,000	-	$16,627,588	-	-	$36,230	$17,038,818
Robert Daino	2020	$350,000	$150,000	$1,896,636	$201,952	-	$52,053	$2,650,641
Chief Operating Officer	2019	$350,000	-	$16,627,588	-	-	$128,114	$17,105,702
Glen Leibowitz	2020	$300,000	$150,000	$1,570,188	$431,952	-	-	$2,452,140
Former Chief Financial Officer

Notes:

(1)	Represents the aggregate grant date fair value of all RSUs and vested stock awards that the Corporation granted to each Named Executive Officer during 2020, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which excludes the effect of estimated forfeitures. Further information regarding the valuation of equity awards can be found in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Represents the cost of the apartment that the Corporation provided when the executive was required to be present at the Corporation’s office in New York City through March 31, 2020 (Mr. Murphy – $27,975; Mr. Daino – $23,470) plus a tax gross up on such benefit (Mr. Murphy – $26,000; Mr. Daino – $22,522).

(3)	Includes amounts paid to Mr. Van Faasen for his service as the Interim Chief Executive Officer from June 25, 2020 until December 21, 2020 and his service as a non-employee director during 2020. All amounts included in this table are for his service as the Interim Chief Executive Officer, other (i) $651,736 in the stock column, which represents the value of RSUs that he received on February 20, 2020 and December 31, 2020 for his service as a director, and (ii) the full amount reflected in the option column, which represents the value of the options that he received on December 31, 2020 for his service as a director.

(4)	Includes amounts paid to Mr. Murphy for his service as the Chief Executive Officer from January 1, 2020 until June 25, 2020, and for his service as a non-employee director from June 25, 2020 to December 31, 2020. All amounts included in this table are for his service as the Chief Executive Officer, other than (i) $435,002 in the stock column, which represents the value of RSUs that he received on December 31, 2020 for his service as a director and (ii) the full amount reflected in the option column, which represents the value of the options that he received on December 31, 2020 for his service as a director.

Outstanding Equity Awards as of December 31, 2020

The following table sets out information concerning all outstanding share-based awards and option-based awards granted by the Corporation to the Corporation’s Named Executive Officers as at December 31, 2020.

		Option Awards(1)						Stock Awards
Name	Share Type	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)		Option Exercise Price (US$)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (US$)(2)
Peter Caldini	Fixed Floating	- -	366,667 241,464	(3) (4)	$ $	3.15 2.05	12/31/2025 12/31/2025	455,556 300,000	(6) (7)	$ $	1,435,001 615,000
William Van Faasen	Fixed Floating	- -	- 19,512	(5)	$	- 2.05	- 12/31/2025	52,691 100,632	(8) (9)	$ $	165,977 206,295
Kevin P. Murphy	Fixed Floating	- -	- 19,512	(5)	$	- 2.05	- 12/31/2025	544,326 311,331	(10) (11)	$ $	1,714,626 638,229
Robert Daino	Fixed Floating	- 219,513	- -		$	- 2.05	- 12/31/2025	761,624 326,409	(12) (13)	$ $	2,399,115 669,139
Glen Leibowitz	Fixed Floating	- 469,513	- -		$	- 2.05	- 12/31/2025	720,791 308,910	(14) (15)	$ $	2,270,491 633,266

Notes:

(1)	Each Named Executive Officer who held option awards that were granted on November 14, 2018 agreed to cancel such awards for no consideration in connection with the Amending Agreement entered into with Canopy Growth.

(2)	Calculated as the Number of Shares or Units of Stock that Have Not Vested multiplied by the closing market price of a Fixed Share or Floating Share, as applicable, on December 31, 2020, which was and $3.15 and $2.05, respectively.

(3)	Represents 88,889 options that vest in three annual installments on each anniversary of the grant date of December 31, 2020; 222,222 options that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2021 and 2022, with 50% of such options being allocated to fiscal 2021 performance and 50% being allocated to fiscal 2022 performance; and 55,556 options that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBTIDA Target for its fiscal 2022 year.

(4)	Represents 58,537 options that vest in three annual installments on each anniversary of the grant date of December 31, 2020; 146,342 options that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2021 and 2022, with 50% of such options being allocated to fiscal 2021 performance and 50% being allocated to fiscal 2022 performance; and 36,585 options that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBTIDA Target for its fiscal 2022 year.

(5)	One fourth of these options vest at the end of each quarter in 2021.

(6)	Represents 177,778 RSUs that vest in three annual installments on each anniversary of the grant date of December 31, 2020; 222,222 RSUs that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2021 and 2022, with 50% of such RSUs being allocated to fiscal 2021 performance and 50% being allocated to fiscal 2022 performance and 55,556 RSUs that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBTIDA Target for its fiscal 2022 year.

(7)	Represents 117,073 RSUs that vest in three annual installments on each anniversary of the grant date of December 31, 2020; 146,342 RSUs that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2021 and 2022, with 50% of such RSUs being allocated to fiscal 2021 performance and 50% being allocated to fiscal 2022 year; and 36,585 RSUs that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(8)	Represents 32,666 RSUs that vest on February 20, 2021 and 20,025 that vest on November 14, 2021.

(9)	Represents 78,049 RSUs that vest in four quarterly installments at the end of each quarter in 2021; 14,000 RSUs that vest on February 20, 2021; 8,583 RSUs that vest on November 14, 2021.

(10)	Represents 515,463 RSUs that vest 1/3 on June 27, 2021 and 2/3 three months following the Acquisition Time; and 28,863 RSUs that vest in four quarterly installments on February 14, 2021, May 14, 2021, August 14, 2021 and November 14, 2021.

(11)	Represents 12,370 RSUs that vest in four substantially equal quarterly installments on February 14, 2021, May 14, 2021, August 14, 2021 and November 14, 2021; 78,049 RSUs that vest in four quarterly installments at the end of each quarter in 2021 and 220,912 RSUs that vest 1/3 on June 27, 2021 and 2/3 three months following the Acquisition Time.

(12)	Represents 233,333 RSUs that vest in three substantially equal installments on February 20 of 2021, 2022 and 2023; 12,828 RSUs that vest in four substantially equal quarterly installments on February 14, 2021, May 14, 2021, August 14, 2021 and November 14, 2021; and 515,463 RSUs that vest 1/3 on June 27, 2021 and 2/3 three months following the Acquisition Time.

(13)	Represents 99,999 RSUs that vest in three substantially equal installments on February 20 of 2021, 2022 and 2023; 5,498 RSUs that vest in four substantially equal quarterly installments on February 14, 2021, May 14, 2021, August 14, 2021 and November 14, 2021; and 220,912 RSUs that vest 1/3 on June 27, 2021 and 2/3 three months following the Acquisition Time.

(14)	Represents 192,500 RSUs that vest in three substantially equal installments on February 20 of 2021, 2022 and 2023; 12,828 RSUs that vest in four substantially equal quarterly installments on February 14, 2021, May 14, 2021, August 14, 2021 and November 14, 2021; and 515,463 RSUs that vest 1/3 on June 27, 2021 and 2/3 three months following the Acquisition Time.

(15)	Represents 82,500 RSUs that vest in three substantially equal installments on February 20 of 2021, 2022 and 2023; 5,498 RSUs that vest in four substantially equal quarterly installments on February 14, 2021, May 14, 2021, August 14, 2021 and November 14, 2021; and 220,912 RSUs that vest 1/3 on June 27, 2021 and 2/3 three months following the Acquisition Time.

Termination and Change of Control Benefits

The Named Executive Officers are not entitled to any payments following or in connection with any termination, resignation, retirement, change in control or change in the responsibilities of the Named Executive Officers, except for the following:

•	As disclosed above under the heading “Employment and Severance Agreements,” in the event that we terminate Mr. Caldini’s employment without “cause” (as defined in the Caldini Offer Letter), then Mr. Caldini would be entitled to receive 12 months of base salary continuation and subsidized medical coverage as severance.

•	A portion of each of Messrs. Murphy, Daino and Leibowitz’s RSUs vest solely upon Canopy Growth’s acquisition of all of the issued and outstanding Fixed Shares, as disclosed in the footnotes to the Outstanding Equity Awards table above. In addition, pursuant to the terms of certain lock-up and incentive agreements among the Corporation, Canopy Growth, and each of Mr. Murphy, Mr. Daino and Mr. Leibowitz, such individuals are subject to a non-compete covenant that continues for one year after their termination of employment for any reason, but if the Corporation terminates their employment without cause, then we would be required to pay them one year of severance to enforce the non-compete.

•	Pursuant to the terms of our Omnibus Incentive Plan, all outstanding stock options will become fully exercisable immediately before a change in control, and any RSUs (other than the Special Canopy Growth RSUs, which are subject to the conditions described above) will become fully vested upon the change in control (assuming, if applicable, that any performance criteria were achieved at the target level), unless the surviving entity agrees to assume the awards or issue substitute awards.

•	In connection with the Amending Agreement, the Corporation entered into agreements with Mr. Daino and Mr. Leibowitz that provide that if either (i) the Corporation terminates their employment or (ii) if any of Mr. Daino, Mr. Leibowitz, Mr. Doherty (our General Counsel and Secretary), Mr. Boehner, Mr. Mulroney, Mr. Maine or Mr. Van Faasen resigns from any and all positions with the Corporation on or after the one year anniversary of the Amendment Date, then the Company will accelerate the vesting of all of their RSUs outstanding as of such date.

When Mr. Leibowitz’s employment terminated effective April 2, 2021, the only benefit that he received was the accelerated vesting described in the fourth bullet above.

Director Compensation

During 2020, each non-employee director received the following compensation (provided that they were serving as a non-employee director on the relevant grant date): (i) RSUs that were granted on February 20, 2020 and which vest on the first anniversary thereof provided the director is still providing services on such date, for Board services completed during the fiscal year ended December 31, 2020; (ii) fully-vested Floating Shares and Fixed Shares on December 31, 2020, for Board services to be completed during the fiscal year ended December 31, 2021 and (iii) RSUs and option awards with respect to Floating Shares that were granted on December 31, 2020 and that vest in four quarterly installments during 2021 contingent on the director continuing to provide services through the relevant vesting date. This third grant awarded on December 31, 2020 was granted to the Board members for the extreme efforts exerted during the fiscal year ended December 31, 2020. We also reimbursed our directors for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the Corporation’s Shareholders. We did not provide our directors with any cash retainers or pay any fees for attending Board meetings.

Director Compensation Table

The following table sets forth information concerning the compensation earned by the non-executive directors during the 12 months ended December 31, 2020. Compensation earned by Mr. Murphy and Mr. Van Faasen as directors are included in the Summary Compensation Table above.

Name	Fees Earned (US$)	Share-Based Awards (US$)(1)(2)	Option Awards (US$)(3)	All Other Compensation (US$)	Total (US$)
John Boehner	-	$625,836	$18,927	-	$644,763
Douglas Maine	-	$676,737	$18,927	-	$695,663
Brian Mulroney	-	$625,836	$18,927	-	$644,763

Notes:

(1)	Represents the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the following RSU grants made during 2020 for each director:

	2/20/2020 RSUs – Class A Subordinate Voting	12/31/2020 – Fully Vested Fixed Shares	12/31/2020 – Fully Vested Floating Shares	12/31/2020 – Floating RSUs
John Boehner	41,667	19,841	91,464	78,049
Douglas Maine	46,667	21,825	100,611	78,049
Brian Mulroney	41,667	19,841	91,464	78,049

(2)	As of December 31, 2020, the directors had the following number of RSUs (i) with respect to Fixed Shares outstanding: Mr. Boehner – 29,166; Mr. Maine – 52,691; and Mr. Mulroney – 104,357; and (ii) with respect to Floating Shares outstanding: Mr. Boehner – 90,549; Mr. Maine – 100,632; and Mr. Mulroney – 122,774.

(3)	Represents the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the grant of 19,512 options with respect to Floating Shares, which vest at the end of each of the four quarters in 2021, have an exercise price of $2.05 per share, and expire on December 31, 2025. As of December 31, 2020, these were the director’s only outstanding option awards.

INTERCORPORATE MANAGEMENT AGREEMENTS

No management functions of the Corporation are performed by a person or company other than the directors and executive officers of the Corporation.

Pursuant to the third amended and restated limited liability company agreement of HSCP dated November 14, 2018, as further amended, (the “A&R LLC Agreement”), USCo (in which the Corporation owns a 100% equity interest) is the sole manager (the “Manager”) of HSCP, the Corporation’s principal operating subsidiary. Under the A&R LLC Agreement, the Manager is to appoint HSCP’s officers, to fix their salaries and compensation, and to delegate such authority and titles to them as it may consider advisable. The officers of HSCP oversee the day to day business and operations of HSCP, subject to the limitations imposed by the Manager. The Manager may resign at any time and vacancies in the position of Manager are to be filled by USCo. The members of HSCP have no authority to remove or replace the Manager. The Manager may cause HSCP to contract and deal with the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Corporation from others dealing with the Corporation at arm’s length, or are approved by the members of HSCP. USCo and USCo2 are to be reimbursed for all reasonable out of product expenses incurred on behalf of HSCP. The Manager does not receive any further compensation under the A&R LLC Agreement. The Manager is not to be liable to HSCP or any other of its members for any act or omission performed by it in its capacity as Manager, provided the act or omission is not attributable to the Manager’s fraud, intentional misconduct or knowing violation of any law, or breaches of representations and warranties combined in the A&R LLC Agreement or any other agreement between the Manager and HSCP.

CORPORATE GOVERNANCE AND AUDIT COMMITTEE DISCLOSURE

The Board is committed to the highest standards of integrity, fiduciary duty and corporate governance. National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”, and together with NI 58-101, the “CSA Guidelines”) set out a series of guidelines for effective corporate governance. Under the CSA Guidelines, the Corporation must disclose on an annual basis the corporate governance practices it has adopted. Further, the Corporation acknowledges the concerns of the Canadian Securities Administrators (“CSA”) noted in CSA Staff Notice 51-359 Corporate Governance Related Disclosure Expectations for Reporting Issuers in the Cannabis Industry (the “Staff Notice”). In particular, the Staff Notice states that detailed information of any cross-ownership of financial interests in the cannabis industry should be disclosed in applicable disclosure documents, along with maintaining the independence of board members. In this section, the Corporation summarizes such practices, in addition to certain other governance matters. Our Board Mandate and charters for our Board’s Audit and Compensation and Corporate Governance Committee are available on our website, www.investors.acreageholdings.com/governance-documents, and are otherwise available in print to any Shareholder who requests them from our Corporate Secretary.

Board of Directors

Composition and Independence

The Board is currently comprised of six members. Three of the six directors are considered to be independent under the CSA Guidelines and in accordance with National Instrument 52-110 - Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment. The directors of the Corporation who are independent are Brian Mulroney, Douglas Maine and Katie J. Bayne. Messrs. Murphy and Van Faasen are not independent, given that they have previously served and received compensation as the Chief Executive Officer of the Corporation during the past three years, and Mr. Boehner is not independent because he received more than C$75,000 in direct compensation from HSCP for advisory services and related matters within a twelve month period during the past three years. Currently, our Board believes it is in the best interests of the Corporation to appoint a lead independent director. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our Corporation, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning. Douglas Maine is the current lead independent director of the Corporation. The lead independent director is expected to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may direct. See “Position Description”.

The independent directors meet for in camera sessions without non-independent directors and members of management at the end of each regular Board meeting (unless they waive such requirement).

Other Directorships

Currently, the following directors serve on the boards of other public companies, as listed below:

Name of Director	Other Reporting Issuers
Brian Mulroney	Quebecor Inc. (TSX: QBR)
The Blackstone Group L.P. (NYSE: BX)

John Boehner	Titan Mining Corporation (TSX: TI)
William van Faasen	Eversource Energy (NYSE: ES)
Patricia Lopez	Domino’s Pizza (NYSE: DPZ)

Meeting Attendance

The board met 19 times during 2020, and each of our directors attended 75% or more of the aggregate number of meetings of the board and the committees on which he or she served, in each case while the director was serving on our board of directors or such committees, as applicable. The Board met in executive sessions during all regularly scheduled in-person meetings, without management present, and plans to continue that process going forward. The lead independent director presided over these executive sessions. Messrs. Murphy, Van Faasen, Maine and Mulroney attended our 2020 Annual Meeting.

Position Description

The Board has developed a written position description for the lead independent director. The lead independent director is expected to provide leadership to independent directors by:

•	serving as Chair of the meetings of the independent directors;
•	serving as principal liaison between the independent directors and the Chief Executive Officer of the Corporation and between the independent directors and senior management of the Corporation;
•	ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors without management of the Corporation or non-independent directors present;
•	communicating to management of the Corporation or the Board, as appropriate, the results of meetings among independent directors;
•	convening meetings of the Board with the concurrence of at least one other director as appropriate to discuss matters requiring consideration or discussion amongst the members of the Board;
•	in the absence of the Chair, presiding as chair at meetings of the Board;
•	endeavoring to ensure reasonable procedures are in place for directors to engage outside advisors at the expense of the Corporation in appropriate circumstances;
•	being the primary contact for stakeholders who wish to contact independent directors; and
•	performing such other duties as the Board may from time to time direct.

Communications with the Board

Shareholders may communicate with our Board or individual directors by submitting communications in writing to us to: Office of the Corporate Secretary, 450 Lexington Avenue, #3308, New York, New York, 10163.

Board Mandate

The mandate of the Board (the “Board Mandate”) is focused on governance and stewardship of the business carried on by the Corporation and its subsidiaries as a whole and to act with a view to the best interests of the Corporation and its Shareholders. The Board has adopted a written mandate which provides that the core responsibilities of the Board include stewardship and oversight in the following areas:

(a) Overseeing Shareholder Communication

The Board shall ensure there is effective communication between the Corporation and its Shareholders, other stakeholders and the public. The Board meets annually to review the Corporation’s communication and disclosure policies.

(b) Establishing Strategic Goals, Performance Objectives and Operational Policies

The Board reviews and approves strategic corporate objectives and is responsible for establishing corporate values against which the performance of the Corporation and its subsidiaries are measured. At least annually, the Board will meet to approve long-term strategies, review and approve strategic and operational plans and budgets developed by management, set targets against which to measure corporate and executive performance and satisfy itself that a portion of executive compensation is linked appropriately to performance of the Corporation.

(c) Delegating Management Authority

The Board shall satisfy itself that processes are in place with respect to the appointment, development, evaluation and succession of senior management of the Corporation and its subsidiaries and that the Chief Executive Officer and the other executive officers of the Corporation create a culture of integrity throughout the Corporation and its subsidiaries. Among other things, the Board shall delegate to the Chief Executive Officer and such other executive officers determined are appropriate, the authority to manage the business of the Corporation and its subsidiaries and to make decisions regarding the ordinary course of business and operations in accordance with the Corporation’s Delegation of Authority Policy and ensure that the Delegation of Authority Policy is reviewed annually.

(d) Monitoring Risk, Compliance and Corporate Performance

The Board shall assess and monitor the principal risks of all aspects of the businesses in which the Corporation and its subsidiaries as a whole are engaged. The Board is responsible for monitoring the performance of the Corporation and its subsidiaries against both short-term and long-term strategic plans and annual performance targets, and monitoring compliance with Board policies and the effectiveness of risk management practices. In addition, the Board shall verify effective internal controls and see that management information systems are implemented and maintained, which ensure the directors discharge the Board’s oversight responsibilities, including the Corporation’s compliance with legal and regulatory requirements related to financial and other continuous disclosure reporting.

(e) Developing Board Processes

The Board develops procedures relating to the conduct of its business and the fulfillment of the Board’s responsibilities. It is also responsible, through the Compensation and Corporate Governance Committee, for developing the Board’s approach to corporate governance.

Board Committees

At present, the Board has three standing committees, the Audit Committee, the Compensation and Corporate Governance Committee and the M&A Committee.

Audit Committee

The Audit Committee met nine times during 2020. The Audit Committee is currently comprised of three members: Douglas Maine (Chair), William Van Faasen, and Katie Bayne. Douglas Maine and Katie Bayne meet the independence requirements pursuant to NI 52-110 and all three members of the Audit Committee are financially literate within the meaning of NI 52-110. Information concerning the relevant education and experience of the Audit Committee members can be found in “Business to be Transacted at the Meeting - Election of Directors” in this Proxy Statement. The Board has determined that Douglas Maine qualifies under the SEC’s rules as an “audit committee financial expert.”

The principal duties and responsibilities of the Audit Committee are to assist the Board in discharging the oversight of:

•	the integrity of the Corporation’s consolidated financial statements and accounting and financial processes and the audits of the Corporation’s consolidated financial statements;
•	the Corporation’s compliance with legal and regulatory requirements;
•	the Corporation’s external auditors’ qualifications and independence;
•	the work and performance of the Corporation’s financial management and its external auditors; and
•	the Corporation’s system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance, and risk management established by management and the Board.

In fulfilling its responsibilities, the Audit Committee meets regularly with the Corporation’s auditor and key management members.

The Audit Committee has access to all of the Corporation’s books, records, facilities and personnel and may request any information about the Corporation as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee, and is responsible for the pre-approval of all non-audit services to be provided by our auditors.

Audit Committee Report

In connection with its function to oversee and monitor the financial reporting process of the Corporation, the Audit Committee has done the following:

•	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2020 with the Corporation’s management;
•	discussed with Marcum LLP, the Corporation’s independent registered public accounting firm, those matters required to be discussed by the Public Company Accounting Oversight Board and the SEC;
•	received the written disclosures and the letter from Marcum LLP required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non-audit services by Marcum LLP are compatible with maintaining Marcum LLP’s independence, and discussed with Marcum LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Audit Committee of the Board of Directors

Douglas Maine (Chair)

William Van Faasen

Katie J. Bayne

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee met two times during 2020. The Compensation and Corporate Governance Committee was comprised of two members during 2020: Kevin P. Murphy (Chair) and John Boehner.

The principal duties and responsibilities of the Compensation and Corporate Governance Committee are to assist the Board in discharging its oversight of:

•	executive and director compensation;
•	executive compensation disclosure;
•	management development and succession;
•	the Corporation’s overall approach to corporate governance;
•	the size, composition and structure of the Board and its committees;
•	orientation and continuing education for directors;
•	related party transactions and other matters involving conflicts of interest; and
•	any additional matters delegated to the Compensation and Corporate Governance Committee by the Board.

M&A Committee

The principal duties and responsibilities of the M&A Committee are to assist the Board in:

•	reviewing and providing guidance to management and the Board with respect to the Corporation’s acquisition, investment and divestiture strategies.
•	evaluating acquisition, investment and divestiture opportunities, when and as appropriate.

The M&A Committee also requests that management prepare and present post-acquisition performance reviews on specified acquisitions as the M&A Committee sees fit.

Orientation and Continuing Education

No formal program currently exists for the orientation of new directors. It is expected that existing directors will provide orientation and education to any new members on an informal and ad hoc basis. No formal continuing education program currently exists for the directors of the Corporation; however, the Corporation encourages directors to attend, enroll or participate in courses and/or seminars dealing with financial literacy, corporate governance and related matters. Each director of the Corporation has the responsibility for ensuring that he or she maintains the skill and knowledge necessary to meet his or her obligations as a director.

Ethical Business Conduct

The directors of the Corporation have adopted a formal written code of ethics and business conduct (the “Code”) in addition to compliance with applicable governmental laws, rules and regulations. The Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	avoidance of conflicts of interest with the interests of the Corporation;
•	protection and proper use of corporate assets and opportunities;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt reporting of any violations of the Code to an appropriate person or person identified in the Code; and
•	accountability for adherence to the Code.

The Code sets the minimum standards expected to be met or exceeded in all business and dealings of the Corporation and provides guidelines to help address new situations. The directors of the Corporation expect the Corporation’s employees, officers, directors and representatives to act with honesty and integrity and to avoid any relationship or activity that might create, or appear to create, a conflict between their personal interest and the interests of the Corporation.

Nomination of Directors

The Board is responsible for nominating members for election to the Board by the Corporation’s Shareholders at the annual general meeting of Shareholders. The Board is also responsible for filling vacancies on the Board that may occur between annual general meetings of Shareholders. The Compensation and Corporate Governance Committee shall be responsible for identifying, reviewing, evaluating and recommending to the Board candidates to serve as directors of the Corporation, in accordance with its charter and consistent with the criteria set forth in the Board Mandate. The criteria will reflect, among other things:

•	competencies, skills and personal qualities that the Board considers to be necessary for the Board, as a whole, to possess;
•	competencies, skills and personal qualities that the Board considers each existing director to possess;
•	competencies, skills and personal qualities that each new director would bring to the Board; and
•	responsibilities that would materially interfere with or be incompatible with Board membership.

In identifying, reviewing, evaluating and recommending to the Board candidates to serve as directors of the Corporation, the Compensation and Corporate Governance Committee will seek to identify candidates providing for diverse backgrounds with outstanding business experience, and candidates that have a proven ability and significant accomplishments through other enterprises to enable the Board to represent a broad set of capabilities and viewpoints.

Assuming all nominees for director are elected pursuant to the proposals within this proxy statement, our Board would include two female directors and one director who identifies as racially or ethnically diverse.

Compensation

The Compensation and Corporate Governance Committee is charged with reviewing on an annual basis the compensation and benefits paid to the directors considering market conditions and practice and considering risks and responsibilities.

Related Party Transactions

The Compensation and Corporate Governance Committee is also expected to review and approve all related-party transactions and prepare reports for the Board on such-related party transactions.

Director Terms Limits and Other Mechanisms of Board Renewal

The Corporation does not have a retirement policy and does not discriminate based on age. Similarly, the Board has not adopted a term limit for directors or established a formal process for the renewal of Board membership. The Board is of the view that the imposition of arbitrary director term limits may diminish the benefits derived from continuity amongst members and their familiarity with the Corporation and the industry in which it operates and could unnecessarily expose the Corporation to losing experienced and valuable talent.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, proposed director, executive officer, nor any of their respective associates or affiliates, is or has been indebted to the Corporation or its subsidiaries since the beginning of the Corporation’s most recently completed financial year.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation maintains directors’ and officers’ liability insurance to protect persons indemnified pursuant to the A&R LLC Agreement against certain expenses, liabilities or losses described in the A&R LLC Agreement whether or not the Corporation would otherwise have the power to indemnify such person against such expenses, liabilities or losses under the provisions of the A&R LLC Agreement. For the fiscal year ended December 31, 2020, the insurance provided for a coverage limit of US$5,000,000 for claims and expenses, without a retention for each person insured under the policy when the Corporation cannot indemnify such person and with a retention of: (i) US$5,000,000 for all other claims (including securities claims) and expenses. The premiums for the insurance were US$1,200,000 which were paid in full by the Corporation.

TRANSFER AGENT AND REGISTRAR

The Corporation’s transfer agent and registrar for the Subordinate Voting Shares and Fixed Multiple Shares is Odyssey Trust Company at its office at 350 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada. The Corporation’s DTC FAST agent for the Subordinate Voting Shares is Odyssey Trust Company at its office at 350 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed below and elsewhere in this Proxy Statement, neither the Corporation nor any director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any other insider of the Corporation, nor any associate or affiliate of any one of them has or has had, at any time since the beginning of the Corporation’s most recently completed year, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Corporation.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters to come before the Meeting other than as set forth in this Proxy Statement. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ENCLOSED FORM OF PROXY WILL BE USED TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Under the Corporation’s articles (the “Articles”), for director nominations to be presented at the 2022 Annual Meeting, the Corporate Secretary of the Corporation must receive notice in accordance with the Articles at the Corporation’s principal executive offices not later than the close of business on the 40th day before the 2022 Annual Meeting. The notice must include all of the information required by the Articles. Shareholder proposals intended for inclusion in the Corporation’s proxy materials under Rule 14a-8 under the U.S. Exchange Act, for the 2022 Annual Meeting must be received at the Corporation’s headquarters no later than February 10, 2022. Proposals and notices of proposals should be delivered to our principal executive office at: Office of the Corporate Secretary, 450 Lexington Avenue, #3308, New York, New York, 10163.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to Shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple Shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, a printed version of our annual report to Shareholders and this Proxy Statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to Shareholders and/or Proxy Statement to any Shareholder at a shared address to which a single copy of the document was delivered.

Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to Shareholders and/or Proxy Statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by writing to our Corporate Secretary at 450 Lexington Avenue, #3308, New York, New York, 10163.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Shares (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Shares with the SEC. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports submitted on EDGAR and written representations from Reporting Persons, that during the fiscal year ended December 31, 2020, all Reporting Persons complied with all applicable filing requirements in a timely manner except for a late Form 3 and a related late Form 4 for Mr. Caldini that were filed late as a result of an administrative error.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on the SEC’s website at www.sec.gov. Financial information is provided in the Corporation’s audited consolidated financial statements and management’s discussion and analysis for the year ended December 31, 2020. Copies of the Corporation’s financial statements and management’s discussion and analysis may be obtained under the Corporation’s profile on the SEC’s website at www.sec.gov, under the Corporation’s profile at www.sedar.com or upon written request to the Corporate Secretary at 450 Lexington Avenue, #3308, New York, New York, 10163.

APPROVAL OF BOARD

The contents of this Proxy Statement and delivery of it to each director of the Corporation, to the auditors of the Corporation and to the Shareholders of the Corporation entitled to notice of the Meeting, have been approved by the directors of the Corporation.

DATED at New York, New York this 16th day of April, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
Kevin P. Murphy
Chairman

ACREAGE HOLDINGS, INC.
Form of Proxy – Annual General Meeting to be held on May 27, 2021

Appointment of Proxyholder

I/We being the undersigned holder(s) of Acreage Holdings, Inc. hereby appoint Kevin P. Murphy, or failing this person, James A. Doherty, III, or failing both persons, Steve Goertz, each as

OR	Every holder has the right to appoint some other person or company of their choice, who need not be a shareholder, to attend and act on their behalf at the Annual General Meeting or any adjournment or postponement hereof. If you wish to appoint a person or company other than the persons whose names are printed herein, print the name of the person you are appointing in the space below:

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Acreage Holdings, Inc. to be held virtually at https://web.lumiagm.com/266205329 at 12:00 p.m. (EDT) or at any adjournment thereof.

1. Number of Directors. To set the number of directors to be elected at the Meeting to eight					For Withhold ☐ ☐
2. Election of Directors.	For Withhold		For Withhold		For Withhold
a. John Boehner	☐ ☐	b. Kevin P. Murphy	☐ ☐	c. Douglas Maine	☐ ☐
d. Brian Mulroney	☐ ☐	e. William C. Van Faasen	☐ ☐	f. Katie J. Bayne	☐ ☐
g. Patricia Lopez	☐ ☐	h. Peter Caldini	☐ ☐

3.   Appointment of Marcum LLP as the auditors of Acreage Holdings, Inc. for the ensuing year and authorization of the Board of Directors to fix the remuneration of Marcum LLP.

The Board recommends you vote “FOR” Proposals 1 and 3, and “FOR” all of the nominees listed in Proposal 2.

For Withhold ☐ ☐

	Signature(s):	Date
Authorized Signature(s) – This section must be completed for your instructions to be executed.
/ /
MM / DD / YY
I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management

Interim Financial Statements – Check the box to the right if you would like to receive interim financial statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email.	☐	Annual Financial Statements – Check the box to the right if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. See reverse for instructions to sign up for delivery by email.	☐

This form of proxy is solicited by and on behalf of Management.

Proxies must be received by 12:00 PM, EDT, on May 25, 2021.

Notes to Proxy

1.	Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Annual General Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.

2.	If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your Proxy Online please visit:
https://login.odysseytrust.com/pxlogin and click on VOTE. You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy.

To Virtually Attend the Meeting:

You can attend the meeting virtually by visiting https://web. lumiagm.com and entering the meeting ID 266-205-329. For further information on the virtual AGM and how to attend it, please view the management information circular of the company for the fiscal year 2020. The password to join the meeting is Acreage2021.

To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.